EXHIBIT 21

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent
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FSF Financial Corp.


                                      Percentage           State of
Subsidiaries                            Owned            Incorporation
------------                          ----------         -------------
First Federal fsb (a)                    100%            United States
Insurance Planners (b)                   100%            Minnesota

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(a) Because FSF Financial Corporation neither completed its initial public offering nor conducted any operations prior to the year ended September 30, 1994, the operations of First Federal fsb are included in the consolidated financial statements contained in the 1994 Annual Report to Stockholders incorporated herein by reference. First Federal fsb became a wholly owned subsidiary of FSF Financial Corp. on October 6, 1994.

(b) Insurance Planners became a wholly owned subsidiary of FSF Financial Corp. on June 1, 1998.

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